                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                Commission Only (as permitted by
[ ]  Definitive Additional Materials           Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            ALLEGIANCE TELECOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
        N/A
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:
        N/A
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
        N/A
        -----------------------------------------------------------------------

   (5)  Total fee paid:
        N/A
        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
        N/A
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
        N/A
        -----------------------------------------------------------------------

   (3)  Filing Party:
        N/A
        -----------------------------------------------------------------------

   (4)  Date Filed:
        N/A
        -----------------------------------------------------------------------

                            ALLEGIANCE TELECOM, INC.
                            1950 N. STEMMONS FREEWAY
                                   SUITE 3026
                              DALLAS, TEXAS 75207

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         DATE:   May 10, 2000
                         TIME:   11:00 a.m., local time
                         PLACE:  INFOMART
                                 1950 N. Stemmons Freeway
                                 Dallas, Texas 75207

To Our Stockholders:

We invite you to attend our 2000 annual meeting of stockholders to consider and vote upon the following:

1. ELECTION OF DIRECTORS. To elect four Class II directors, each for a term of three years;

2. RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Arthur Anderson LLP as our independent public accountants for fiscal year 2000; and

3. OTHER BUSINESS. To transact any other business that may properly be brought before the meeting.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE
       EACH OF THESE PROPOSALS. THE ABOVE ITEMS OF BUSINESS ARE DISCUSSED
        IN MORE DETAIL IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

This notice of annual meeting of stockholders, the proxy statement, the proxy card and Allegiance's 1999 Annual Report is being sent on or about April 12, 2000 to those persons who are entitled to vote at the 2000 annual meeting of stockholders. If you were a stockholder of record at the close of business on April 5, 2000, you may vote at the 2000 annual meeting of stockholders.

Your vote is important. Whether or not you plan to attend the annual meeting in person, and regardless of the number of shares you own, please vote (1) by completing, signing, dating and returning the enclosed proxy card promptly in the enclosed envelope, (2) by calling the toll-free number listed in the proxy card or (3) via the Internet as indicated in the proxy card. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                        By order of the Board of Directors,

                                        /s/ MARK B. TRESNOWSKI

                                        Mark B. Tresnowski
                                        Senior Vice President, General Counsel
                                        and
                                        Secretary

April 12, 2000

                                                        MAILED TO STOCKHOLDERS
                                                        ON OR ABOUT APRIL 12,
                                                        2000

                            ALLEGIANCE TELECOM, INC.

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000

                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT VOTING..........................     1
  Why did you send me this proxy statement?.................     1
  How many votes do I have?.................................     1
  How do I vote?............................................     1
  If my shares are held in "street name" by my broker, will
     my broker vote my shares for me?.......................     1
  Can I change my vote or revoke my proxy?..................     2
  Will there by any matters voted upon at the Annual Meeting other than those specified in the Notice of Annual
     Meeting?...............................................     2
  How are votes counted?....................................     2
  How are proxies being solicited and who pays for the
     solicitation of proxies?...............................     2
  Can I access future annual reports and proxy statements
     electronically?........................................     3
  Who can help answer my other questions?...................     3

INFORMATION ABOUT ALLEGIANCE'S DIRECTORS AND EXECUTIVE
  OFFICERS..................................................     4
  Who are Allegiance's Directors and Executive Officers?....     4
  About the Board of Directors and its Committees...........     8
  Compensation Committee Interlocks and Insider
     Participation..........................................     9
  Compensation of Directors.................................     9
  Compensation of Executive Officers........................     9
  Report on Executive Compensation..........................    11
  Executive Agreements......................................    13
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    15
  Certain Relationships and Related Transactions............    17
  Section 16(a) Beneficial Ownership Reporting Compliance...    20
  Common Stock Performance..................................    21

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD............    22
  PROPOSAL 1: Election of Directors.........................    22
  PROPOSAL 2: Ratification of Appointment of Independent
     Public Accountants.....................................    22
  Other Matters.............................................    23

INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS..........    23

OTHER INFORMATION...........................................    23

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q:      WHY DID YOU SEND ME THIS PROXY STATEMENT?
A: This proxy statement is being sent to you because Allegiance's board of directors is soliciting your proxy to vote at the 2000 annual meeting of stockholders (the "Annual Meeting"). This proxy statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

        Stockholders of record as of the close of business on April 5, 2000 are entitled to vote. This proxy statement and the proxy card are being sent to stockholders on or about April 12, 2000.

Q:      HOW MANY VOTES DO I HAVE?
A: Each share of Allegiance common stock that you own on April 5, 2000 entitles you to one vote.

Q:      HOW DO I VOTE?
A: You can vote on matters presented at the Annual Meeting in any of the following ways:

        1. You can go to www.eproxyvote.com/algx to vote by proxy via the Internet,

        2. You can call 1-877-779-8683 (toll-free) to vote by proxy via telephone,

        3. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, or

        4. You can attend the Annual Meeting and vote in person.

        Stockholders may save Allegiance expense by voting their shares over the telephone or on the Internet. Stockholders will be required to provide the company number and control number contained on their proxy cards. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet.

        To submit a written proxy by mail, you should complete, sign and mail the enclosed proxy card in accordance with its instructions. If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your properly executed proxy card, the shares represented by your proxy card will be voted FOR the election of all nominees to the board of directors, FOR the ratification of the appointment of Arthur Andersen LLP as Allegiance's independent public accountants for the 2000 fiscal year and in the proxy holders' best judgment as to any other business raised at the Annual Meeting. If you "withhold" your vote for any of the board nominees, this will be counted as a vote AGAINST that nominee.

        If you attend the Annual Meeting, we will give you a ballot when you arrive to vote in person

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
A: Your broker will vote your shares only if you provide instructions on how to vote. Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than Allegiance's proxy card. Beneficial owners may also be able to vote by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent.

Q:      CAN I CHANGE MY VOTE OR REVOKE MY PROXY?
A: You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of the following ways:

        1. You can send a written notice stating that you would like to revoke your proxy to Allegiance's Secretary at the following address:

                       Allegiance Telecom, Inc.
                       4 Westbrook Corporate Center, Suite 400
                       Westchester, IL 60154
                       Attn: Mark B. Tresnowski

        2. You can complete and submit a new proxy card.

        3. You can cast a later vote using the Internet or telephone voting procedures.

        4. You can attend the Annual Meeting and vote in person. Simply attending this meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q: WILL THERE BE ANY MATTERS VOTED UPON AT THE ANNUAL MEETING OTHER THAN THOSE SPECIFIED IN THE NOTICE OF ANNUAL MEETING?
A: Allegiance's management does not know of any matters other than those discussed in this proxy statement that will be presented at the Annual Meeting.

Q:      HOW ARE VOTES COUNTED?
A: Stockholders of record of Allegiance's common stock as of the close of business on April 5, 2000, are entitled to vote at the Annual Meeting.

        As of April 5, 2000, there were 108,166,056 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business.

        Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting.

        Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the ratification of the appointment of Arthur Andersen LLP as Allegiance's independent public accountants for 2000.

        Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

        Stockholders' votes will be tabulated by the First Chicago Trust Company of New York, a division of EquiServe, our transfer agent, who will act as inspectors of election for the Annual Meeting.

Q:      HOW ARE PROXIES BEING SOLICITED AND WHO PAYS FOR THE SOLICITATION OF
        PROXIES?
A: Initially, Allegiance will solicit proxies by mail. Allegiance's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. Allegiance will pay all expenses of solicitation of proxies.

        In addition, arrangements will also be made with certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for forwarding solicitation materials and communi-cating with the beneficial owners of shares held of record by such persons. Allegiance will reimburse such persons for their reasonable expenses incurred relating to such actions. Allegiance has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions.

Q:      CAN I ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY?
A: Most stockholders can elect to view future annual reports and proxy statements over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save Allegiance the cost of producing and mailing these documents by following the instructions provided in the enclosed proxy card. If you want to take advantage of this electronic delivery service, you must have access to an e-mail account and the Internet as well as an internet browser. If you choose to view future annual reports and proxy statements over the Internet, you will be notified by e-mail as to how to access them on the Internet. You will continue to receive Allegiance's annual reports and proxy statements electronically so long as your account remains active or until you cancel your enrollment. You are free to cancel enrollment at any time by accessing www.econsent.com/algx on the Internet. If you hold your Allegiance stock through a bank, broker or other agent, please refer to the information provided by that entity for instructions on how to elect to view future annual reports and proxy statements over the Internet.

Q:      WHO CAN HELP ANSWER MY OTHER QUESTIONS?
A: If you have more questions about voting or wish to obtain another proxy card, you should contact:

                       Andrew Albrecht
                       Director of Investor Relations
                       Allegiance Telecom, Inc.
                       3500 Piedmont Road, Suite 340
                       Atlanta, Georgia 30305
                       Phone: (404) 760-4881
                       Fax: (404) 812-4633
                       Email: andrew.albrecht@algx.com

        INFORMATION ABOUT ALLEGIANCE'S DIRECTORS AND EXECUTIVE OFFICERS

WHO ARE ALLEGIANCE'S DIRECTORS AND EXECUTIVE OFFICERS?

The following sets forth certain information regarding Allegiance's executive officers, other key employees and board of directors, as of March 31, 2000.

NAME                                AGE              POSITION(S)
----                                ---              -----------
Royce J. Holland..................  51    Chairman of the Board and Chief
                                          Executive Officer
C. Daniel Yost....................  51    President and Chief Operating
                                          Officer and Director
Thomas M. Lord....................  43    Executive Vice President of
                                          Corporate Development, Chief
                                          Financial Officer and Director
Dana A. Crowne....................  39    Senior Vice President and Chief
                                          Technology Officer
Ted Gilmore.......................  48    Senior Vice President of Marketing
Curtis Gray.......................  51    Senior Vice President of
                                          Operations and Engineering
Stephen N. Holland................  48    Senior Vice President of Research
Patricia E. Koide.................  51    Senior Vice President of Human
                                          Resources, Real Estate, Facilities
                                          and Administration
Gregg A. Long.....................  46    Senior Vice President of Quality
                                          and Audit
G. Clay Myers.....................  40    Senior Vice President, Finance and
                                          Accounting
Anthony J. Parella................  40    Senior Vice President of Field
                                          Sales and Customer Care and
                                          Director
Jerrold Sklar.....................  40    Senior Vice President of
                                          Operational Support Systems and
                                          Customer Implementation
Mark B. Tresnowski................  40    Senior Vice President, General
                                          Counsel and Secretary
James E. Crawford, III............  54    Director
John B. Ehrenkranz................  34    Director
Paul J. Finnegan..................  46    Director
Richard D. Frisbie................  50    Director
Alan E. Goldberg..................  45    Director
Reed E. Hundt.....................  51    Director
James N. Perry, Jr. ..............  39    Director
Dino Vendetti.....................  37    Director

Royce J. Holland, Allegiance's Chairman of the Board and Chief Executive Officer, has more than 25 years of experience in the telecommunications, independent power and engineering/construction industries. Prior to founding Allegiance in April 1997, Mr. Holland was one of several co-founders of MFS Communications, where he served as President and Chief Operating Officer from April 1990 until

September 1996 and as Vice Chairman from September 1996 to February 1997. In January 1993, Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland served as the Chairman of the Association for Local Telecommunications Services, the industry trade organization for the competitive local telephone sector from December 1998 to January 2000. In November 1999, Mr. Holland was appointed by Texas Governor George W. Bush to the Texas (Electronic) E-Government Task Force. Mr. Holland also presently serves on the board of directors of CSG Systems, a publicly traded billing services company, ChoiceOne Communications Inc., a publicly traded CLEC that may compete with Allegiance and CompleTel Europe, N.V., a publicly traded European facilities-based CLEC. Mr. Holland's brother, Stephen
N. Holland, is employed as Allegiance's Senior Vice President of Research.

C. Daniel Yost, who joined Allegiance as President and Chief Operating Officer in February 1998, was elected to Allegiance's board of directors in March 1998. Mr. Yost has more than 26 years of experience in the telecommunications industry. From July 1997 until he joined Allegiance, Mr. Yost was the President and Chief Operating Officer for U.S. Operations of Netcom On-Line Communications Services, Inc., a leading Internet service provider. Mr. Yost served as the President, Southwest Region of AT&T Wireless Services, Inc. from June 1994 to July 1997. Prior to that, from July 1991 to June 1994, Mr. Yost was the President, Southwest Region of McCaw Cellular Communications/LIN Broadcasting. Mr. Yost presently serves on the board of directors of ADC Telecommunications Inc., a publicly traded global supplier of transmission and networking systems for telecommunications networks, Ace Cash Express Inc., a publicly traded provider of retail financial services and DSET Corporation, a publicly traded provider of operational support systems gateway products for the global telecommunications industry.

Thomas M. Lord, a co-founder and director of Allegiance and its Executive Vice President of Corporate Development and Chief Financial Officer, is responsible for overseeing Allegiance's mergers and acquisitions, corporate finance and investor relations functions. Mr. Lord is an 18-year veteran in investment banking, securities research and portfolio management, including serving as a managing director of Bear, Stearns & Co. Inc. from January 1986 to December 1996. In the five-year period ending December 1996, Mr. Lord oversaw 43 different transactions valued in excess of $6.2 billion for the telecommunications, information services and technology industries.

Dana A. Crowne, Allegiance's Senior Vice President and Chief Technology Officer, joined Allegiance in August 1997 as its Senior Vice President and Chief Engineer. Prior to joining Allegiance, Mr. Crowne held various management positions at MFS Communications from the time of its founding in 1988, where his responsibilities included providing engineering support and overseeing budgets for the construction of MFS Communications' networks. Mr. Crowne ultimately became Vice President, Network Optimization for MFS Communications from January 1996 to May 1997 and managed the company's network expenses and planning and its domestic engineering functions. Prior to joining MFS Communications, Mr. Crowne designed and installed fiber optic transmission systems for Morrison-Knudsen and served as a consultant on the construction of private telecommunications networks with JW Reed and Associates.

Ted Gilmore joined Allegiance as its Senior Vice President of Marketing in January 2000. Prior to joining Allegiance, Mr. Gilmore was Vice President Sales for Allied Riser Communications overseeing sales, distribution strategies and market implementation for the company's Internet/data services. Mr. Gilmore previously served in a number of senior management positions with GTE from September 1987 to November 1998, including Vice President and General Manager, Ethnic and International Sales and Marketing for GTE Communications Corp; Vice President and General Manager of GTE Professional Services Incorporated; and Director Distribution Channels and Manager Market Strategy for GTE Telephone Operations. Mr. Gilmore held sales and marketing management positions with IBM/Rolm Corporation from 1983 to 1987, and Burroughs Corporation from 1973 to 1983.

Curtis Gray joined Allegiance as its Senior Vice President of Network Operations and Engineering in January 2000. Prior to joining Allegiance, from January 1994 to December 1999, Mr. Gray served as Vice President, Enhanced Data Services, at MCI WorldCom. Mr. Gray was responsible for operations and technical support of MCI WorldCom's Commercial Global Data Networks, Customer Collocation, Customer Engineering/Project Management and various Internet service provider and competitive local exchange carrier initiatives. From November 1991 to January 1994, Mr. Gray was with WilTel (subsequently purchased by LDDS which became the WorldCom entity) where he had responsibilities for Customer Engineering Support, ATM Commercialization, Data Laboratory Services, Customer Collocation and specific focus on service and support for Internet service providers. He has previously served in executive roles in engineering and consulting companies focusing on communication network performance analysis, design, implementation and operation.

Stephen N. Holland, Allegiance's Senior Vice President of Research, joined Allegiance in September 1997 as its Senior Vice President and Chief Information Officer. Prior to that time, Mr. Holland held several senior level positions involving management of or consulting on information systems, accounting, taxation and finance. Mr. Holland's experience includes serving as Practice Manager and Information Technology Consultant for Oracle Corporation from June 1995 to September 1997, as Chief Financial Officer of Petrosurance Casualty Co. from September 1992 to June 1995, as Manager of Business Development for Electronic Data Systems, and as a partner of Price Waterhouse. Mr. Holland's brother, Royce J. Holland, presently serves as Allegiance's Chairman of the Board and Chief Executive Officer.

Patricia E. Koide has been Allegiance's Senior Vice President of Human Resources, Real Estate, Facilities and Administration since August 1997. Before then, Ms. Koide was Vice President of Corporate Services, Facilities and Administration for WorldCom from March 1997 to August 1997. Ms. Koide also held various management positions within MFS Communications and its subsidiaries since 1989, including Senior Vice President of Facilities, Administration and Purchasing for MFS Communications North America from 1996 to 1997, Senior Vice President of Human Resources, Facilities and Administration for MFS Communications Telecom from 1994 to 1996, and Vice President of Human Resources and Administration for MFS Communications North America from 1989 to 1993. Prior to MFS Communications, Ms. Koide was with Sprint for eight years where she managed the company's human resources, real estate and facilities for the Midwest.

Gregg A. Long, Allegiance's Senior Vice President of Quality and Audit, joined Allegiance in September 1997 as its Senior Vice President of Regulatory and Development. Mr. Long spent 11 years at Destec Energy, Inc. as Project Development Manager -- Partnership Vice President and Director. In that position, he was responsible for the development of gas-fired power plants from conceptual stages through project financing. Prior to joining Destec, Mr. Long was Manager of Project Finance at Morrison-Knudsen, where he was responsible for analyzing and arranging finance packages for various industrial, mining and civil projects and also served as financial consultant and analyst.

G. Clay Myers joined Allegiance as its Senior Vice President, Finance and Accounting in December 1999. Prior to joining Allegiance, Mr. Myers was the Vice President, Finance, Chief Financial Officer and Treasurer of PageMart Wireless, Inc. Prior to joining PageMart, Mr. Myers was Senior Operations Manager for Dell Computer Corporation from 1991 to 1993 and was with Ernst & Young, LLP from 1982 to 1991. Mr. Myers is a certified public accountant.

Anthony J. Parella, Allegiance's Senior Vice President of Field Sales and Customer Care since October 1999, joined Allegiance as its Regional Vice President -- Central Division in August 1997 and later became its National Vice President of Field Sales in August 1998. Mr. Parella has more than 10 years of experience in the telecommunications industry. Mr. Parella became a member of Allegiance's board of directors in December 1999. Prior to joining Allegiance, Mr. Parella was Vice President and General Manager for MFS Intelenet, Inc., an operating unit of MFS Communications, from February 1994 to January 1997, where he was responsible for the company's sales and operations in Texas. Mr. Parella also served as Director of Commercial Sales for Sprint from 1991 to January 1994.

Jerrold Sklar, Allegiance's Senior Vice President of Operation Support Systems and Customer Implementation, joined Allegiance in January of 1998 as its Vice President of Marketing, and has more than 17 years of experience in the telecommunications industry. Prior to joining Allegiance, Mr. Sklar served as Director of Strategic Sales and Director of Field Support for the Managed Services Division of

Octel Communications Corporation (now Lucent Technologies) from October 1992 to December 1997. Prior to that time, Mr. Sklar managed the OEM sales channel for VMX, Inc. from October 1989 to October 1992. Additionally Mr. Sklar held various Sales and Sales Management positions with long distance carrier, Sprint from July 1982 to September 1989.

Mark B. Tresnowski became Allegiance's Senior Vice President and General Counsel in February 1999. Mr. Tresnowski has been Allegiance's Secretary since September 1997. Mr. Tresnowski practiced law at Kirkland & Ellis for 13 years and was a partner of that firm from October 1992 to January 1999. In private practice, Mr. Tresnowski specialized in private and public financings, mergers and acquisitions and securities law.

James E. Crawford, III, who was elected to Allegiance's board of directors in August 1997, is a general partner of Frontenac Company, a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications and technology industries. Mr. Crawford also presently serves on the boards of directors of Focal Communications Corporation, a publicly traded CLEC that competes with Allegiance, as well as of Optika Incorporated, a publicly traded imaging software document company, and Input Software Incorporated, a publicly traded document imaging software company.

John B. Ehrenkranz, who was elected to Allegiance's board of directors in March 1998, is a Managing Director of Morgan Stanley & Co. Incorporated where he has been employed since 1987. Mr. Ehrenkranz also presently serves on the board of directors of ChoiceOne Communications, Inc., a publicly traded CLEC that may compete with Allegiance. Mr. Ehrenkranz is also a Managing Director of Morgan Stanley Dean Witter Capital Partners.

Paul J. Finnegan, who was elected to Allegiance's board of directors in August 1997, is a managing director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Finnegan also presently serves on the board of directors of Focal Communications Corporation, a publicly traded CLEC that competes with Allegiance in certain markets and CompleTel Europe, N.V., a publicly traded European facilities-based CLEC.

Richard D. Frisbie, who was elected to Allegiance's board of directors in August 1997, is a Managing Partner of Battery Partners IV, LLC which is the general partner of Battery Venture IV, a Boston-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Frisbie also presently serves on the board of directors of Focal Communications Corporation, a publicly traded CLEC that competes with Allegiance in certain markets.

Alan E. Goldberg was elected to Allegiance's board of directors in March 1999. Mr. Goldberg has been Chairman, CEO and Director of Morgan Stanley Dean Witter Capital Partners since February 1998. Prior to that time, he was co-head of MSDW Capital Partners. He has been a Managing Director of Morgan Stanley & Co. Incorporated since January 1988. Mr. Goldberg also serves as a director of Catalytica, Inc., Smurfit-Stone Container Corporation, Equant, N.V., a provider of international data network services, and several private companies.

Reed E. Hundt was elected to Allegiance's board of directors in March 1998. Mr. Hundt served as chairman of the Federal Communications Commission from 1993 to 1997. He currently serves as chairman of The Forum on Communications and Society at The Aspen Institute, is a senior advisor on information industries to McKinsey & Company, a worldwide management consulting firm, and a special advisor to Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm. Mr. Hundt is a venture partner at Benchmark Capital, a venture capital firm and a principal of Charles Ross Partners, LLC, a consulting firm. Mr. Hundt also presently serves on the boards of directors of Novell, Inc., a publicly traded network software and Internet solutions provider, NorthPoint Communications Group, Inc., a publicly traded CLEC that competes with Allegiance in certain markets and Phone.Com, Inc., a publicly traded software provider for wireless telephones. Prior to joining the FCC, Mr. Hundt was a partner at Latham & Watkins, an international law firm.

James N. Perry, Jr., who was elected to Allegiance's board of directors in August 1997, is a managing director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Perry also presently serves on the boards of directors of Focal Communications Corporation, a publicly traded CLEC that competes with Allegiance in certain markets, Omnipoint Corporation, a publicly traded PCS provider, Clearnet Communications, a Canadian publicly traded PCS and enhanced specialized mobile radio company and CompleTel Europe, N.V., a publicly traded European facilities-based CLEC.

Dino J. Vendetti was appointed to Allegiance's board of directors in October 1999. Mr. Vendetti has managed investments in the telecommunications, cable and data networking industries for Vulcan Ventures Incorporated since May 1998. From August 1997 until joining Vulcan Ventures, Mr. Vendetti was Vice President and Research Analyst at Dain Rauscher covering the telecommunications industry. From July 1996 to April 1997, Mr. Vendetti was Vice President of Product Management at Metawave Communications Corporation. From October 1994 to July 1996, Mr. Vendetti served as Director of Business Development and Product Management for Qualcomm, Inc., where he was responsible for the global infrastructure product line. Mr. Vendetti also presently serves on the board of directors of NorthPoint Communications Group, Inc., a publicly traded CLEC that competes with Allegiance in certain markets.

Allegiance's senior executive officers are elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES.

Board

Allegiance's by-laws provide that the number of directors shall be determined by resolution of the board of directors. The board currently consists of 12 directors. Allegiance's by-laws provide that its directors will be elected by plurality vote of Allegiance's stockholders, without cumulative voting. No director may be removed from office without cause and without the vote of the holders of a majority of the outstanding voting stock.

The board of directors is divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Frisbie, Lord, Vendetti and Yost are Class II directors whose terms expire at the Annual Meeting. Messrs. Goldberg, Holland, Hundt and Perry are Class III directors whose terms expire at the 2001 annual meeting of Allegiance's stockholders. Messrs. Crawford, Ehrenkranz, Finnegan and Parella are Class I directors whose terms expire at the 2002 annual meeting of Allegiance's stockholders. At each annual meeting of Allegiance's stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified. In February 2000, Paul D. Carbery resigned as a Class I director and at such time, the board appointed James E. Crawford, previously a Class II director, to fill the Class I vacancy created by Mr. Carbery's resignation.

During the fiscal year ended December 31, 1999, the board of directors met six times and acted by written consent five times. During the fiscal year ended December 31, 1999, all of the directors attended at least 75% of the total of all meetings of the board of directors and any committee on which he served, except for Alan Goldberg.

See also "Certain Relationships and Related Transactions" below for a discussion of the voting agreements concerning Allegiance's board of directors.

Board Committees

The board of directors currently has three committees:

     - Executive Committee

     - Audit Committee

     - Compensation Committee

The Executive Committee is currently comprised of Messrs. Crawford, Goldberg, Holland, Perry and Vendetti. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the board of directors during periods between board meetings. During the fiscal year ended December 31, 1999, the Executive Committee did not meet.

The Audit Committee is currently comprised of Messrs. Ehrenkranz, Finnegan and Hundt. The Audit Committee is responsible for making recommendations to the board of directors regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by Allegiance's independent accountants and reviewing and evaluating Allegiance's audit and control functions and year 2000 issues. During the fiscal year ended December 31, 1999, the Audit Committee met twice.

The Compensation Committee is currently comprised of Messrs. Crawford, Frisbie, Goldberg, Perry and Vendetti. The primary purpose and this Committee's responsibilities are described in the "Report on Executive Compensation" section in this proxy statement. During the fiscal year ended December 31, 1999, the Compensation Committee met twice and acted by written consent once. Royce J. Holland resigned from this Committee in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

The board of directors has established a Compensation Committee, which is responsible for decisions regarding salaries, incentive compensation, stock option grants and other matters regarding executive officers and key employees of Allegiance. No current member of the Compensation Committee is an Allegiance employee.

COMPENSATION OF DIRECTORS.

Allegiance reimburses the members of its board of directors for their reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings. Additionally, Allegiance is obligated to maintain its present level of directors' and officers' insurance. Members of Allegiance's board of directors generally receive no other compensation for services provided as a director or as a member of any board committee. However, in March 1998, prior to Reed E. Hundt joining the board of directors, Allegiance issued to Mr. Hundt, options to purchase 75,934 shares of common stock and 75,934 shares of common stock to Charles Ross Partners, LLC, of which Mr. Hundt is a member. The options were issued with an exercise price of $1.6467 per share. 66.67% of such options are currently vested and an additional 8.34% of such options will vest every three months after March 13, 2000, until March 13, 2001, when all such options become exercisable. Additionally, on December 8, 1999, each of Reed E. Hundt and Dino Vendetti were granted options to purchase 37,500 shares of Allegiance common stock, at an exercise price of $50.0025 per share. 33.33% of such options vest on December 8, 2000, and an additional 8.34% of such options will vest every three months after that date, until December 8, 2002, when all such options become exercisable. These option and shares numbers have been adjusted to reflect the 3-for-2 stock split, in the form of a 50% stock dividend, of Allegiance's common stock effected February 28, 2000.

COMPENSATION OF EXECUTIVE OFFICERS.

Summary of Executive Compensation

The following table sets forth certain summary information for the years ended December 31, 1999, 1998 and 1997, concerning the compensation paid and awarded to (a) Allegiance's Chief Executive Officer and

(b) the four other executive officers of Allegiance who, based on salary and bonus compensation from Allegiance, were the most highly compensated officers of Allegiance for the year ended December 31, 1999 (such five executive officers, the "Named Executive Officers"). The share numbers have been adjusted to reflect the 3-for-2 stock split, in the form of a 50% stock dividend, of Allegiance's common stock effected February 28, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                         ANNUAL COMPENSATION           COMPENSATION
                                                                 -----------------------------------   ------------
                                                                                        OTHER ANNUAL    SECURITIES
                                                                                        COMPENSATION    UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)
---------------------------                               ----   ---------   --------   ------------   ------------
Royce J. Holland........................................  1999   $225,100    $150,000        $--              --
  Chairman of the Board and                               1998   $206,928    $150,000        $--              --
  Chief Executive Officer                                 1997   $ 72,308    $    --         $--              --
C. Daniel Yost..........................................  1999   $225,000    $150,000        $--              --
  President and Chief Operating                           1998   $194,742    $100,000        $--              --
  Officer                                                 1997         --    $    --         $--              --
Thomas M. Lord..........................................  1999   $200,000    $150,000        $--              --
  Executive Vice President of                             1998   $179,850    $150,000        $--              --
  Corporate Development and                               1997   $ 63,942    $    --         $--              --
  Chief Financial Officer
Mark B. Tresnowski......................................  1999   $184,616    $80,000         $--         495,000
  Senior Vice President, General                          1998         --    $    --         $--              --
  Counsel and Secretary                                   1997         --    $    --         $--              --
Anthony J. Parella......................................  1999   $150,803    $80,000         $--         300,000
  Senior Vice President of Field                          1998   $133,691    $60,000
  Sales and Customer Care                                 1997   $ 45,192    $    --         $--              --

---------------

(1) Includes perquisites and other benefits paid to the executive officer in excess of 10% of the total annual salary and bonus received by such executive officer during the last fiscal year.

Decisions concerning the compensation of Allegiance's Chief Executive Officer and each of the other senior executive officers of Allegiance is determined by its Compensation Committee.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 1999. The numbers have been adjusted to reflect the 3-for-2 stock split, in the form of a 50% stock dividend, of Allegiance's common stock effected February 28, 2000.

                                                                                              POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF      PERCENT OF                                            ASSUMED ANNUAL RATES OF
                           SECURITIES     TOTAL OPTIONS                MARKET                  STOCK PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO     EXERCISE    VALUE AT                        OPTION TERM(2)
                             OPTIONS      EMPLOYEES IN      PRICE      GRANT     EXPIRATION   ------------------------------
NAME                      GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)     DATE        DATE          5%($)           10%($)
----                      -------------   -------------   ---------   --------   ----------   -------------    -------------
Royce J. Holland........          --            --              --          --          --              --               --
C. Daniel Yost..........          --            --              --          --          --              --               --
Thomas M. Lord..........          --            --              --          --          --              --               --
Mark B. Tresnowski......     495,000         7.52%        $  .6667    $15.9591    2/1/2005     $10,256,410      $13,664,880
Anthony J. Parella......     300,000         4.56%        $35.0850    $35.0850   10/1/2005     $ 3,579,677      $ 8,121,065

---------------

(1) Mark Tresnowski was granted 495,000 options on February 1, 1999. 33.33% of such options vested on February 1, 2000, with 2.78% vesting each month after February 1, 2000. Tony Parella was granted 300,000 options on October 1, 1999. 33.00% of such options vest on October 1, 2000, with 2.75% vesting each month after October 1, 2000.

(2) These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent Allegiance's expectation as to the actual rate of appreciation of the common stock. The actual value of the options will depend on the performance of Allegiance's common stock, and may be greater or less than the amounts shown, and will also depend on optionee's continued employment through the vesting period.

Exercise of Stock Options and Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options by the Named Executive Officers during fiscal 1999 and the fiscal year-end value of unexercised options. The numbers have been adjusted to reflect the 3-for-2 stock split, in the form of a 50% stock dividend, of Allegiance's common stock effected February 28, 2000.

                                                               NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                                                   UNEXERCISED OPTIONS AT              MONEY OPTIONS AT
                                 SHARES                             DECEMBER 31, 1999(#)             DECEMBER 31, 1999(1)
                               ACQUIRED ON                     -------------------------------   -----------------------------
NAME                           EXERCISE(#)   VALUE REALIZED    EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           -----------   ---------------   ------------     --------------   ------------   --------------
Royce J. Holland.............       --              --              --                  --            --                  --
C. Daniel Yost...............       --              --              --                  --            --                  --
Thomas M. Lord...............       --              --              --                  --            --                  --
Mark B. Tresnowski...........       --              --              --             495,000            --         $30,113,969
Anthony J. Parella...........       --              --              --             300,000            --         $ 7,925,400

---------------

(1) The value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the common stock) as of December 31, 1999, is based on the December 31, 1999 closing price of $61.5030 per share of common stock as reported on the Nasdaq National Market.

REPORT ON EXECUTIVE COMPENSATION.

Compensation Philosophy

The Compensation Committee makes recommendations to the board of directors with respect to Allegiance's general compensation and employee stock ownership policies and practices. The Compensation Committee also determines the compensation to be paid to Allegiance's Chief Executive Officer and each of its other senior executive officers. None of Allegiance's executive officers has an employment agreement that provides for a specified salary, bonus, severance or other cash payment. Thus, all of Allegiance's executive compensation decisions are made solely in the discretion of the Compensation Committee, subject to review and approval by the full board of directors.

Allegiance is a leading competitive telecommunications provider pursuing an aggressive growth strategy. As a result, Allegiance's approach to executive compensation, as implemented by the Compensation Committee, has been designed to provide a competitive compensation program that will enable Allegiance to attract, motivate, reward and retain individuals who possess the necessary level of skill, experience and dedication. Allegiance's compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of Allegiance's stockholders. The Compensation Committee believes that the best way to ensure this alignment is to provide executive officers with the potential for significant equity ownership.

Compensation payments in excess of $1 million to Allegiance's Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for Allegiance under Section 162(m) of the Internal Revenue Code, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation for 1999 to its Chief Executive Officer or any other executive officer to be in excess of $1 million. For fiscal 1999, the compensation paid to any one of Allegiance's executive officers was well below $1 million. Allegiance intends to maintain the qualification of its incentive stock plans for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Annual Salaries

Base salaries for Allegiance's executive officers are determined by evaluating the responsibilities associated with the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within Allegiance's industry. Adjustments in salary and performance-based bonuses in addition to base salary are determined by evaluating:

     - the competitive marketplace,

     - Allegiance's performance,

     - the performance of the executive officer, particularly with respect to such officer's ability to manage Allegiance's rapid growth, and

     - any increased responsibilities assumed by the executive officer.

All base salary determinations take into account the level of each executive's ownership of Allegiance stock and the incentive provided by such ownership and the vesting associated with it. To evaluate the competitive marketplace, Allegiance retained on behalf of the Compensation Committee, a benefits consulting firm that conducted a comprehensive survey of compensation and benefits provided in the communication industry. Based on such survey, the Compensation Committee determined that Allegiance salaries and bonuses are generally at the level paid by Allegiance's competitors.

Annual Bonuses

Allegiance considers the payment of cash bonuses as an important component of the incentive compensation provided to each of its executive officers. Bonus targets for each such executive are set annually by the Compensation Committee at the beginning of each year. One-half of any potential bonus is payable based upon the level of Allegiance's achievement of its strategic and operating goals and the other half based upon the level of personal achievement by the individual executive officer.

Compensation of Chief Executive Officer

In the case of the Chief Executive Officer's cash compensation, the Compensation Committee accepted the recommendation of Royce Holland. The Compensation Committee and Mr. Holland acknowledged that his salary and bonus compensation continue to be substantially below that paid to chief executive officers of many other companies in the telecommunications industry carrying on businesses similar to those of Allegiance. The Compensation Committee believes that Mr. Holland's stock ownership and the vesting requirements associated with it, as well as Mr. Holland's personal commitment to lead Allegiance in the pursuit of its growth strategy, provide Mr. Holland with significant incentive to remain with Allegiance. The Compensation Committee, however, will evaluate Mr. Holland's compensation and stock ownership incentives annually with a view towards retaining his leadership and is likely to consider providing additional incentive or other compensation in 2000 as Mr. Holland's equity in Allegiance becomes fully vested.

Founders' Stock and Allegiance Stock Plans

Allegiance's founding management team, consisting of 26 of the executives now employed by Allegiance, invested in Allegiance and today beneficially own in the aggregate approximately 16,500,000 shares of common stock, or approximately 15.3% of the total shares outstanding as of March 31, 2000. These shares are all subject to vesting based on length of service. All of these shares were at least 75% vested as of March 31, 2000 and will be 100% vested on or after August 13, 2000. This founders' stock, together with Allegiance's option plans and employee stock discount purchase plan, contribute to Allegiance's ability to attract and retain the best available personnel. It is the philosophy of the Compensation Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in the value of

Allegiance's common stock. The Compensation Committee believes that employees who are owners of Allegiance will focus on its long-term success and on building stockholder value.

All employees, including executive officers, of Allegiance and its subsidiaries are eligible for grants of stock options. During each fiscal year, the Compensation Committee authorizes the grant of stock options to employees, including executive officers, who are recommended by management as being in a position to continue to contribute to Allegiance's growth and profitability. The number of options granted to a particular employee is based on management's assessment of his or her performance and contribution.

Compensation Committee,

         James N. Perry, Jr., Director and Committee Chairman
         James E. Crawford, III, Director
         Richard D. Frisbie, Director
         Dino Vendetti, Director

EXECUTIVE AGREEMENTS.

Royce J. Holland Executive Agreement

In August 1997, Allegiance, Allegiance Telecom, LLC, and Royce Holland entered into an Executive Purchase Agreement, a Securityholders Agreement and a Registration Agreement. The Registration Agreement was amended and restated on September 13, 1999. In December 1999, Allegiance and Royce Holland amended and restated the Executive Purchase Agreement. These agreements include, among others, the following terms:

     Vesting. Mr. Holland's Allegiance common stock is currently 80% vested and the remaining 20% will vest on August 13, 2000. Vesting will be accelerated 100% in the event of Mr. Holland's death or disability, and 100% upon a qualified sale of Allegiance where at least 50% of the consideration for such sale is cash or marketable securities.

     Repurchase of Securities. If Mr. Holland's employment is terminated for any reason other than a termination by Allegiance without cause, Allegiance will have the right to repurchase all unvested Holland executive securities at the lesser of fair market value and original cost.

     Restrictions on Transfer; Holdback and "Drag Along" Agreements. The Holland executive securities are subject to various restrictions on transferability, holdback periods in the event of a public offering of Allegiance's securities and provisions requiring the holder of such shares to approve and, if requested by Allegiance, sell its shares in any sale of Allegiance that is approved by the board.

     Terms of Employment. Mr. Holland is an "at will" employee of Allegiance and, thus, may be terminated by Allegiance at any time and for any reason. Mr. Holland is not entitled to receive any severance payments upon any such termination.

     Noncompetition and Nonsolicitation Agreements. During the noncompete period defined below, Mr. Holland may not hire or attempt to induce any employee of Allegiance to leave Allegiance's employ, nor attempt to induce any customer or other business relation of Allegiance to cease doing business with Allegiance, nor in any other way interfere with Allegiance's relationships with its employees, customers, and other business relations. Also, during this noncompete period, Mr. Holland may not participate in any business engaged in the provision of competitive local exchange telecommunications services in any metropolitan statistical area in which Allegiance is engaged in business or has at any time had an approved business plan to engage in business. The noncompete period in this agreement is the period of employment and the one year following termination of employment for any reason, but terminates immediately upon a qualified sale of Allegiance.

     Gross-Up for Excise Taxes. In addition, the Executive Purchase Agreement contains a "gross-up" provision pursuant to which any payment, which would be subject to certain excise taxes occurring as a result of such agreement, would include an additional gross-up payment resulting in the executive retaining an additional amount equal to these excise taxes.

C. Daniel Yost Executive Agreement

In January 1998, Allegiance, Allegiance Telecom, LLC, and Dan Yost entered into an Executive Purchase Agreement, a Securityholders Agreement and a Registration Agreement. The Registration Agreement was amended and restated on September 13, 1999. In December 1999, Allegiance and Dan Yost amended and restated the Executive Purchase Agreement, containing the same terms as those described above for Royce Holland.

Thomas M. Lord Executive Agreement

In August 1997, Allegiance, Allegiance Telecom, LLC, and Tom Lord entered into an Executive Purchase Agreement, a Securityholders Agreement and a Registration Agreement. The Registration Agreement was amended and restated on September 13, 1999. In December 1999, Allegiance and Tom Lord amended and restated the Executive Purchase Agreement, containing the same terms as those described above for Royce Holland.

Anthony J. Parella Executive Agreement

In August 1997, Allegiance, Allegiance Telecom, LLC and Tony Parella entered into an Executive Purchase Agreement, a Securityholders Agreement and a Registration Agreement. The Registration Agreement was amended and restated on September 13, 1999. These agreements include, among others, the following terms:

     Vesting. Mr. Parella's Allegiance common stock is currently 75% vested, with 25% vesting on August 13, 2000. Vesting will be accelerated 100% in the event of Mr. Parella's death or disability, and 100% upon a qualified sale of Allegiance where at least 50% of the consideration for such sale is cash or marketable securities.

     Repurchase of Securities. If Mr. Parella's employment is terminated for any reason, Allegiance will have the right to repurchase all such executive's unvested executive securities at the lesser of fair market value and original cost.

     Restrictions on Transfer; Holdback and "Drag Along" Agreements. The executive securities are subject to various restrictions on transferability, holdback periods in the event of a public offering of Allegiance's securities and provisions requiring the holder of such shares to approve and, if requested by Allegiance, sell its shares in any sale of Allegiance that is approved by the board.

     Terms of Employment. Mr. Parella is an "at will" employee of Allegiance and, thus, may be terminated by Allegiance at any time and for any reason. Mr. Parella is not entitled to receive any severance payments upon any such termination.

Mark B. Tresnowski and Anthony J. Parella Stock Option Agreements

Mark Tresnowski was granted 495,000 options on February 1, 1999. 33.33% of such options vested on February 1, 2000, with 2.78% vesting each month after February 1, 2000. Mr. Tresnowski was granted 150,000 options on January 1, 2000, at an exercise price per share of $61.5030. 33.00% of such options vest on January 1, 2001, with 2.75% vesting each month after January 1, 2001. Tony Parella was granted 300,000 options on October 1, 1999. 33.00% of such options vest on October 1, 2000, with 2.75% vesting each month after October 1, 2000. The share numbers herein have been adjusted to reflect the 3-for-2 stock split, in the form of a 50% stock dividend, of Allegiance's common stock effected February 28, 2000.

These stock option agreements provide that upon the consummation of a Change in Control, if such executive is still employed by Allegiance immediately prior to such consummation, all unvested options become vested options. A "Change in Control" is defined as any of the following events: (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than any employee benefit plan of Allegiance or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of Allegiance ("Exempt Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of Allegiance representing 50% or more of the combined voting power of Allegiance's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Allegiance and any new directors whose election by the Board or nomination for election by Allegiance's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of Allegiance approve a merger or consolidation of Allegiance with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of Allegiance outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Allegiance or such surviving entity outstanding immediately after such merger or consolidation or
(B) by which the corporate existence of Allegiance is not affected and following which Allegiance's chief executive officer and directors retain their positions with Allegiance (and constitute at least a majority of the Board); or (iv) the stockholders of Allegiance approve a plan of complete liquidation of Allegiance or an agreement for the sale or disposition by Allegiance of all or substantially all Allegiance's assets, other than a sale to an Exempt Person.

In addition, these agreements contain a "gross-up" provision pursuant to which any payment, which would be subject to certain excise taxes occurring as a result of this Agreement, would include an additional gross-up payment resulting in the executive retaining an additional amount equal to these excise taxes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of the outstanding common stock of Allegiance as of March 24, 2000 by:

     - each of the directors,

     - each of the Named Executive Officers,

     - all directors and executive officers as a group, and

     - each owner known by Allegiance to own beneficially more than 5% of its outstanding common stock.

Beneficial ownership of less than one percent is indicated by an asterisk. The percentages specified below are based on 108,100,404 shares of common stock outstanding as of March 24, 2000. Shares subject to options exercisable within 60 days of such date are considered for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Unless otherwise noted, the address for each director and executive officer of Allegiance is c/o Allegiance Telecom, Inc., 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                                                                            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER         CLASS
------------------------------------                          -----------   -----------
DIRECTORS AND EXECUTIVE OFFICERS:
Royce J. Holland(1).........................................   5,863,082        5.42%
C. Daniel Yost..............................................   2,186,919        2.02%
Thomas M. Lord(2)...........................................   2,418,284        2.24%
Anthony J. Parella(3).......................................     450,740           *
Mark B. Tresnowski(4).......................................     211,066           *
James E. Crawford, III(5)(6)................................   1,263,720        1.17%
John B. Ehrenkranz(7).......................................          --          --
Paul J. Finnegan(8).........................................          --          --
Richard D. Frisbie(9).......................................     271,335           *
Alan E. Goldberg(10)........................................          --          --
Reed E. Hundt(11)...........................................      59,760           *

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                                                                            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER         CLASS
------------------------------------                          -----------   -----------
James N. Perry, Jr.(8)......................................          --          --
Dino Vendetti(12)...........................................       2,250           *
All directors and executive officers as a group (13
  persons)..................................................  12,685,892       11.74%

OTHER 5% OWNERS:
Morgan Stanley Dean Witter Capital Partners(13).............  15,453,371       14.30%
Madison Dearborn Capital Partners II, L.P...................   7,736,418        7.16%
Vulcan Ventures Incorporated................................   6,000,000        5.55%
Jennison Associates LLC(14).................................   6,633,450        6.14%
Putnam Investments, Inc.(15)................................   9,665,322        8.94%

---------------

  *  Denotes less than one percent.

 (1) Includes 2,910,828 shares of common stock owned by the Royce J. Holland Family Limited Partnership, of which Royce J. Holland is the sole general partner, 1,500 shares of common stock owned by Mr. Holland's wife, 3,900 shares of common stock held by Mr. Holland as custodian for his children, as to which 3,900 shares Mr. Holland disclaims beneficial ownership. 5,821,657 of the shares of common stock owned by Mr. Holland and the Royce
     J. Holland Family Limited Partnership are subject to vesting, with 80% of such shares of common stock having vested and an additional 20% vesting on August 13, 2000.

 (2) Includes 1,209,142 shares of common stock owned by Mr. Lord's wife and children. All of the shares of common stock owned by Mr. Lord and his family are subject to vesting with 80% of such shares of common stock having vested and an additional 20% vesting on August 13, 2000.

 (3) Mr. Parella owns 450,739 shares of common stock. In addition, Mr. Parella has options to acquire an additional 300,000 shares of common stock at an exercise price per share of $35.0850, with 33.00% vesting on October 1, 2000, and 2.75% vesting each month thereafter.

 (4) Includes options to acquire 178,744 shares of common stock that have vested as of March 1, 2000 and an additional 27,522 shares that vest within 60 days. Mr. Tresnowski has options to acquire an additional 288,734 shares of common stock at an exercise price per share of $.6667. In addition, Mr. Tresnowski was granted options to acquire an additional 150,000 shares of common stock at an exercise price per share of $61.5030, with 33.00% vesting on January 1, 2001, and 2.75% vesting each month thereafter. See discussion above regarding "Executive Agreements".

 (5) 1,232,744 shares of common stock shown are owned by Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. Messrs. Carbery and Crawford are members of Frontenac Company, VII, L.L.C., the general partner of Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership and their address is c/o Frontenac Company, 135 S. LaSalle Street, Suite 3800, Chicago, IL 60603. They disclaim beneficial ownership of these shares of common stock, except to the extent of their pecuniary interest.

 (6) Includes 150 shares of common stock owned by Mr. Crawford's son, and 900 shares held by Mr. Crawford as custodian for his son, as to which 1,050 shares Mr. Crawford disclaims beneficial ownership.

 (7) Mr. Ehrenkranz is a Managing Director of Morgan Stanley Dean Witter Capital Partners, the managing member of the general partner of the funds described in footnote (13) below and their address is c/o Morgan Stanley Dean Witter Capital Partners, 1221 Avenue of the Americas, New York, NY 10020.

 (8) Messrs. Finnegan and Perry are managing directors of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners II, L.P. and their address is c/o Madison Dearborn Partners, Inc., Three First National Plaza, Suite 3800, Chicago, IL 60602.

 (9) 235,766 shares of common stock shown are owned by Battery Ventures IV, L.P. and 35,569 shares of common stock are owned by Battery Investment Partners IV, LLC. Mr. Frisbie is a member manager of Battery Partners IV, LLC, the general partner of Battery Ventures IV, L.P. and a member manager of Battery Investment Partners IV, LLC and his address is c/o Battery Ventures, 20 William Street, Wellesley, MA 02181. He disclaims beneficial ownership of these shares of common stock except to the extent of his pecuniary interest.

(10) Mr. Goldberg is Chairman, CEO and Director of Morgan Stanley Dean Witter Capital Partners, the managing member of the general partner of the funds described in footnote (13) below and their address is c/o Morgan Stanley Dean Witter Capital Partners, 1221 Avenue of the Americas, New York, NY 10020.

(11) In March 1998, Mr. Hundt was issued options to acquire 75,935 shares of common stock, with an exercise price per share of $1.6467. 66.67% of such options are currently vested, and an additional 8.34% of such options will vest on each of June 13, 2000, September 13, 2000, December 13, 2000 and March 13, 2001, when all such options become exercisable. In December 1999, Mr. Hundt was issued options to acquire 37,500 shares of common stock, at an exercise price per share of $50.0025. One-third of these options vest on December 8, 2000, with 8.34% vesting every three months thereafter.

(12) In December 1999, Mr. Vendetti was issued options to acquire 37,500 shares of common stock, at an exercise price per share of $50.0025. One-third of these options vest on December 8, 2000, with 8.34% vesting every three months thereafter.

(13) These shares of common stock are owned by Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P. and Morgan Stanley Capital Investors, L.P.

(14) Of these shares, Jennison Associates LLC, a registered investment adviser ("Jennison"), has sole voting power as to 6,258,750 shares and shared dispositive power as to 6,633,450 shares. Jennison is a wholly-owned subsidiary of The Prudential Insurance Company of America. Jennison's address is 466 Lexington Avenue, New York, New York 10017. Information is as of February 10, 2000 and is derived from SEC filings.

(15) Of these shares, Putnam Investments, Inc., a registered investment adviser ("Putnam"), has shared voting power as to 209,986 shares and shared dispositive power as to 9,665,322 shares. Putnam is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. Putnam's address is One Post Office Square, Boston, Massachusetts 02109. Information is as of February 17, 2000 and is derived from SEC filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Limited Liability Company Agreement

On August 13, 1997, Allegiance's original fund and management investors entered into a limited liability company agreement in order to govern the affairs of Allegiance Telecom, LLC, which immediately prior to Allegiance's initial public offering of its common stock, held the one outstanding share of Allegiance's common stock and substantially all of the outstanding shares of Allegiance's preferred stock.

Upon consummation of Allegiance's initial public offering of common stock, Allegiance Telecom, LLC dissolved and its assets, which consisted almost entirely of Allegiance stock, were distributed to these fund investors and management investors in accordance with its limited liability company agreement. Under the terms of this agreement, the equity allocation between the fund investors and the management investors could range between 95.0%/5.0% and 66.7%/33.3% based upon the valuation of Allegiance's common stock implied by the initial public offering of common stock. Based upon the valuation of Allegiance's common stock implied by the initial public offering of common stock, the equity allocation was 66.7% to the fund investors and 33.3% to the management investors.

Securityholders Agreement

Allegiance, Madison Dearborn Capital Partners II, LP, Morgan Stanley Capital Partners III, LP, MSCP III 892 Investors, LP, Morgan Stanley Capital Investors, LP, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Battery Ventures IV, LP, Battery Investment Partners IV, LLC, Royce
J. Holland, Thomas M. Lord, Anthony J. Parella and certain other stockholders are parties to a Securityholders Agreement dated as of August 13, 1997. Under the terms of this agreement, in the event of an approved sale of Allegiance, each of the fund investors, management investors and their transferees agrees to approve and, if requested, to sell its shares in such sale of Allegiance. Most of the other provisions of this agreement, apart from certain provisions thereof, terminated upon the consummation of Allegiance's initial public offering of common stock.

Registration Agreement

Allegiance, Madison Dearborn Capital Partners II, LP, Morgan Stanley Capital Partners III, LP, MSCP III 892 Investors, LP, Morgan Stanley Capital Investors, LP, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Battery Ventures IV, LP, Battery Investment Partners IV, LLC, Vulcan Ventures Incorporated, Royce J. Holland, Thomas M. Lord, Anthony J. Parella and certain other stockholders listed therein are parties to an Amended and Restated Registration Agreement dated as of September 13, 1999. Each of Morgan Stanley Capital Partners, Madison Dearborn Capital Partners, and Frontenac Company is entitled to demand two long-form registrations, such as registration on Form S-1, and unlimited short-form registrations, such as registration on Form S-3, and Battery Ventures is entitled to demand one long-form registration and unlimited short-form registrations. At any time after September 13, 2000, Vulcan Ventures is entitled to demand one long-form registration and two short-form registrations with respect to the shares purchased by Vulcan under that certain Common Stock Purchase and Option Agreement. In addition, the stockholders party to the registration agreement may "piggyback" on primary or secondary registered public offerings of Allegiance's securities. Allegiance has agreed to pay the registration expenses in connection with these demand and "piggyback" registrations. Each stockholder party to this registration agreement is subject to holdback restrictions in the event of a public offering of Allegiance securities.

Allegiance, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Bear Stearns & Co. Inc. and Donaldson Lufkin & Jenrette Securities Corporation are parties to a Warrant Registration Rights Agreement dated as of February 3, 1998. Allegiance has filed a shelf registration statement with respect to the issuance of the common stock issuable upon exercise of the redeemable warrants; such shelf registration statement has been declared effective by the SEC. Allegiance is required to maintain the effectiveness of such registration statement until all redeemable warrants have expired or been exercised. Allegiance is required to pay the expenses associated with such registration.

Voting Agreements

Allegiance, Madison Dearborn Capital Partners II, LP, Morgan Stanley Capital Partners III, LP, MSCP III 892 Investors, LP, Morgan Stanley Capital Investors, LP, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Battery Ventures IV, LP, Battery Investment Partners IV, LLC, Royce
J. Holland, Thomas M. Lord, Anthony J. Parella and certain other stockholders listed therein are parties to an Stock Purchase Agreement dated as of August 13, 1997. The parties to such agreement have each agreed to vote all of their shares in such a manner as to elect the following persons to serve as directors:
Madison Dearborn Capital Partners, Morgan Stanley funds, and Frontenac funds each have the right to designate two directors; Battery Ventures has the right to designate one director; Allegiance's Chief Executive Officer has the right to serve as a director; the management investors have the right to designate three directors; and the final two directorships may be filled by representatives designated by the fund investors and acceptable to the management investors. In the event Madison Dearborn Capital Partners II, LP's beneficial ownership of common stock is less than 30% but equal to or greater than 15% of its original investment, it will be entitled to designate one director instead of two; in the event that its beneficial ownership of common stock is less than 15% of its original investment, it will not have a right to designate a director to the board. In the event the Morgan Stanley funds' beneficial ownership of common stock is less than 30% but equal to or greater than 15% of their original investment, they will be entitled to designate one director instead of two; in the event its beneficial ownership of common stock is less than 15% of their original investment, they will not have a right to designate a director to the board. As a result of Frontenac funds' current beneficial stock ownership, the Frontenac funds no longer have a right to designate any directors to the board. As a result of Battery funds' current beneficial stock ownership, the Battery funds no longer have a right to designate a director to the board.

Allegiance and Vulcan Ventures are parties to an Investors Agreement dated as of September 13, 1999. Allegiance agreed to use its best efforts to cause (a) one designee nominated by Vulcan Ventures to be appointed to the board of Allegiance Telecom, for so long as Vulcan Ventures continues to hold at least 1.8 million shares (as adjusted for stock dividends, stock splits and other recapitalizations) of Allegiance Telecom common stock, and (b) two designees nominated by Vulcan Ventures to be appointed to the Board, for so long as Vulcan continues to hold at least 6 million shares (in each case as adjusted for stock dividends, stock splits and other recapitalizations) of such stock. This right to designate a director is not assignable by Vulcan Ventures.

Investors Agreement

Allegiance and Vulcan Ventures are parties to an Investors Agreement dated as of September 13, 1999. Vulcan Ventures has agreed with Allegiance Telecom not to offer, sell, transfer or otherwise dispose of any of the Investor Shares (as such term is defined in the Investors Agreement) prior to September 13, 2000 without the prior written consent of the Board; provided that Vulcan Ventures may pledge such shares and transfer such shares to and among its affiliates and provided that such restriction on transfers shall terminate upon and with respect to the consummation of a "Sale of Allegiance" (as such term is defined in the Investors Agreement).

During the "Standstill Period," Vulcan Ventures has agreed that it and its affiliates and associates will not, directly or indirectly, among other things:
(i) acquire any of the voting securities (or securities convertible or exchangeable into or exercisable for any voting securities) of Allegiance Telecom or any of its subsidiaries or other affiliates, (ii) acquire any assets of Allegiance Telecom or any of its subsidiaries or other affiliates, or (iii) participate in any tender offer, exchange offer, merger, business combination or other extraordinary transaction involving Allegiance Telecom or any of its subsidiaries or other affiliates; provided that with respect to the foregoing clauses (i) through (iii), Vulcan Ventures may take any of such actions within 60 days after another person that is not an affiliate or associate of Vulcan Ventures has made a publicly announced proposal to take any such action that would result in a "Sale of Allegiance" (as such term is defined in the Investors Agreement), so long as Vulcan's actions are not in concert with such other person. Notwithstanding the foregoing, Vulcan Ventures and its affiliates and associates may acquire ownership of Allegiance Telecom's securities such that Vulcan Ventures and its affiliates and associates would own, directly or indirectly, not more than 20% of Allegiance Telecom's then outstanding voting securities. In addition, during the Standstill Period, Vulcan Ventures has agreed that it and its affiliates and associates will not, directly or indirectly, among other things: (i) become a member of a group with respect to the common stock or other equity securities or assets of Allegiance Telecom;
(ii) call or seek to call any special meeting of or initiate a stockholder vote or action by written consent of Allegiance's stockholders; (iii) participate in any "solicitation" of "proxies" to vote, or seek to influence any person or entity with respect to Allegiance Telecom in opposition to any matter which has been recommended by the Board or in favor of any matter which has not been approved by the Board; or (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing. "Standstill Period" means the period beginning on September 13, 1999 and ending upon the first to occur of (i) the closing of a "Sale of Allegiance" (as such term is defined in the Investors Agreement) or (ii) the date after September 13, 2002 on which Vulcan has not for 180 days had a representative serving on the Board (and has waived or otherwise lost its rights hereunder to have such a representative).

Indebtedness of Management

In connection with the employment of G. Clay Myers, Mr. Myers borrowed $250,000 from Allegiance on December 6, 1999. Mr. Myers issued a promissory note payable to Allegiance for this amount, which note is payable on December 6, 2002. Such note accrues interest at a rate of 5.74%, payable when the note is due. In the event Mr. Myers' resigns or is terminated by Allegiance for "cause" (as such term is defined in the note), then the note will become immediately due and payable. The note is secured by a pledge of Mr. Myers' Allegiance stock options.

Other

Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Capital Partners, one of the fund investors, acted as a placement agent in connection with Allegiance's offering of its 11 3/4% senior discount notes due 2008 and redeemable warrants and received fees of approximately $4.4 million. Morgan Stanley & Co. Incorporated was one of the underwriters in Allegiance's initial public offering of common stock and 12 7/8% senior notes due 2008 offering and received fees of approximately $6.9 million in connection with such offerings. Morgan Stanley & Co. Incorporated was one of the underwriters in Allegiance's April 1999 common stock offering and received fees of approximately $4.0 million in connection with such offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allegiance's directors, executive officers and persons who own more than 10% of its common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Allegiance. Such persons are also required by SEC regulations to furnish Allegiance with copies of all Section 16(a) reports they file. Based on written representations received from such persons, Allegiance believes that each of its executive officers, directors and greater than 10% owners complied with all
Section 16(a) filing requirements applicable to them during 1999.

COMMON STOCK PERFORMANCE.

The graphs below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Allegiance specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

The graphs below set forth comparative information regarding Allegiance's total stockholder return from July 1, 1998 (the date the common stock of Allegiance commenced public trading) through December 31, 1999 (the end of fiscal 1999). The graph assumes the investment of $100 on July 1, 1998 in Allegiance's common stock, the Peer Group Index and the Nasdaq Composite Index, and assumes dividends are reinvested. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                 7/01/98      9/30/98      12/31/98     3/31/99      6/30/99      9/30/99      12/31/99
-------------------------------------------------------------------------------------------------------------------------
 Allegiance Telecom, Inc.         100.00        60.91        88.18       181.82       399.09       382.73       670.91
 Peer Group Index(1)              100.00        60.07        70.10        93.33       118.10       123.28       178.49
 Nasdaq Composite Index           100.00        88.49       113.86       127.09       139.34       142.42       208.55

---------------

(1) The industry peer group consists of competitive local exchange carriers with common stock registered under the Securities Exchange Act of 1934 and traded on a U.S. stock exchange or quoted on the Nasdaq Stock Market, and consists of: e.spire Communications, Inc.; GST Telecommunications, Inc.; ICG Communications, Inc.; Intermedia Communications Inc.; McLeodUSA Incorporated; NEXTLINK Communications, Inc.; Teligent, Inc.; US LEC Corp.; and WinStar Communications, Inc.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECTION OF DIRECTORS

The board has nominated the following four persons for election to the board at the Annual Meeting:

       Richard D. Frisbie
       Thomas M. Lord
       Dino Vendetti
       C. Daniel Yost

Directors who are elected at the Annual Meeting will serve until the annual meeting of stockholders to be held in 2003 or until their successors are elected and qualified. The nominees have each indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the current board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

Directors will be elected by a plurality of the shares present and voting at the meeting. In other words, the four nominees receiving the largest number of votes will be elected to the board of directors.

Unless it is specified in the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Frisbie, Lord, Vendetti and Yost.

--------------------------------------------------------------------------------

                      YOUR BOARD OF DIRECTORS RECOMMENDS A

                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

--------------------------------------------------------------------------------

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has audited the consolidated financial statements of Allegiance each year since its inception in April 1997. Stockholder ratification of this proposal is not required to be voted upon by the stockholders. However, Allegiance's board is submitting this proposal to its stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Arthur Andersen LLP by a majority vote, the board will reconsider whether or not to retain Arthur Andersen LLP, although the board would not be required to select different independent public accountants for Allegiance. Even if this proposal is ratified, the board of directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the board of directors determines that such a change would be in the best interests of Allegiance and its stockholders.

Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Approval of the proposal to ratify the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

--------------------------------------------------------------------------------

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

                 AS ALLEGIANCE'S INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

OTHER MATTERS

It is not presently expected that any matters other than those discussed in this proxy statement will be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters.

               INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy materials for Allegiance's annual meeting of stockholders to be held in 2001 should be addressed to Allegiance's Secretary at its offices at 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207. Such proposals must be received by Allegiance on or before December 13, 2000.

If a stockholder, rather than placing a proposal in Allegiance's proxy as discussed above, commences his or her own proxy solicitation for the 2001 annual meeting of stockholders or seeks to nominate a candidate for election or proposes business for consideration at such meeting, the stockholder must give timely written notice to Allegiance's Secretary. To be timely, a stockholder's notice must:

     - be delivered to or mailed and received at Allegiance's principal executive offices in Dallas, Texas,

     - not less than 60 days nor more than 90 days prior to the meeting, and

     - meet certain other requirements as set forth in Allegiance's by-laws.

However, in the event that less than 70 days' notice or prior public announcement is given or made to stockholders, notice must be given by the stockholder not later than the close of business on the tenth day following the date which such notice was mailed or such public announcement was made. Allegiance's proxy related to the annual meeting of stockholders to be held in 2001 will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by Allegiance outside of these dates. Any stockholder interested in making such a nomination or proposal should obtain a copy of Allegiance's by-laws. Allegiance has filed these by-laws with the SEC.

                               OTHER INFORMATION

Allegiance's 1999 Annual Report for the fiscal year ended December 31, 1999 was mailed to stockholders prior to or together with the mailing of this proxy statement. Stockholders who wish to order additional copies of the 1999 Annual Report may obtain additional copies by writing to: Andrew Albrecht, Director of Investor Relations, Allegiance Telecom, Inc., 3500 Piedmont Road, Suite 340, Atlanta, Georgia 30305, telephone number (404) 760-4881, facsimile number (404) 812-4633, email: andrew.albrecht@algx.com.

Allegiance is required to file an annual report on Form 10-K for the fiscal year ended December 31, 1999 with the SEC. Stockholders may obtain, free of charge, a copy of Allegiance's annual report on Form 10-K by writing to: Andrew Albrecht, Director of Investor Relations, Allegiance Telecom, Inc., 3500 Piedmont Road, Suite 340, Atlanta, Georgia 30305, telephone number (404) 760-4881, facsimile number (404) 812-4633, email: andrew.albrecht@algx.com. Allegiance will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of 10 days before the Annual Meeting at Allegiance's offices located at: (a) 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207 and (b) 4 Westbrook Corporate Center, Suite 400, Westchester, Illinois 60154.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            ALLEGIANCE TELECOM, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2000


R

R    The undersigned hereby appoints G. Clay Myers, Mark B. Tresnowski and Annie
     S. Terry, or either of them, with full power of substitution, as proxies to
O represent the undersigned at the Annual Meeting of Stockholders of Allegiance Telecom, Inc., to be held in the INFOMART, 1950 N. Stemmons
X Freeway, Dallas, Texas 75207, on Wednesday, May 10, 2000, at 11:00 a.m., local time and at any adjournment(s) thereof, and to vote all shares of
y stock which the undersigned may be entitled to vote at said meeting with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse and mail promptly in the enclosed postage pre-paid envelope.

                                                                    ------------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                    ------------

--------------------------------------------------------------------------------

   o FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o

                 HOW TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY
                               STATEMENTS ON-LINE

         You may receive future Allegiance Telecom, Inc. Annual Reports and Proxy Statements on-line over the Internet by submitting your consent to Allegiance Telecom. This will save Allegiance Telecom postage and printing expenses and provide information to you faster. If you are a registered stockholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, follow the instructions set forth below.

     o Log onto the Internet and go to web site: http://www.econsent.com/algx (if you are voting your shares this year using the Internet, you can link to this web site directly from the web site where you vote your shares).

     o You will be asked to consent to Internet delivery of annual meeting materials and provide your e-mail address and account number. Your account number is the 10 digit hyphenated number located above your name on this proxy card.

         If you are not a registered stockholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, please contact your bank, broker or other agent and inquire about the availability of such option for you.

         If you consent, your account will be so noted and, when the Allegiance Telecom 2000 Annual Report and the Proxy Statement for the 2001 Annual Meeting of Stockholders become available, you will be notified by e-mail as to how to access them on the Internet.

         If you do elect to receive your Allegiance Telecom materials over the Internet, you can still request paper copies by reregistering on the Internet site above, or by contacting Allegiance Telecom, Inc. at 3500 Piedmont Road, Suite 340, Atlanta, Georgia 30305, Attention: Investor Relations.

    PLEASE MARK YOUR                                                       3339
[X] VOTES AS IN THIS
    EXAMPLE.

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
          UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                        DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

                     FOR                WITHHELD                                                         FOR    AGAINST   ABSTAIN
1. Election of 4     [ ]                  [ ]          Nominees:                   2. Ratify             [ ]      [ ]       [ ]
   Directors.                                          01. Richard D. Frisbie         appointment of
                                                       02. Thomas M. Lord             independent
                                                       03. Dino Vendetti              accountants.
                                                       04. C. Daniel Yost
For all except the following nominee(s):


-----------------------------------------                                             Please date and sign here exactly as name
                                                                                      appears hereon. When signing as attorney,
                                                                                      executor, administrator, trustee, guardian or
                                                                                      other fiduciary, give full title. If stock is
                                                                                      in the name of: (1) a corporation, an
                                                                                      authorized officer should sign; (2) a
                                                                                      partnership, an authorized officer should
                                                                                      sign in the partnership name; (3) two or
                                                                                      more persons, each should sign.


                                                                                      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                                      PROXY PROMPTLY USING THE ENCLOSED POSTAGE
                                                                                      PREPAID ENVELOPE.


                                                                                      ---------------------------------------------


                                                                                      ---------------------------------------------
                                                                                      SIGNATURE(S)                         DATE



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                            o FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o
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             ALLEGIANCE TELECOM, INC. ANNUAL MEETING -- MAY 10, 2000

    Now Offering Telephone or Internet Voting Services--Fast and Convenient!

                       VOTE BY TELEPHONE (1-877-779-8683)

o    Call toll-free 1-877-779-8683.

o    Follow the simple recorded instructions.

o When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

                   VOTE BY INTERNET (www.eproxyvote.com/algx)

o    Stockholders with Internet access may go to http://www.eproxyvote.com/algx.

o    Follow the simple on-line instructions.

o When prompted for your "Voter Control Number," enter the series of numbers printed in the box above.

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  Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.
       IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD.
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